UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 9, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Commission file number 0-16079

Delaware	84-0915893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 792-7400

Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On November 9, 2011, Air Methods Corporation (the Company) announced financial results for the quarter ended September 30, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. The information contained in this report, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act), nor shall information be deemed incorporated by reference in any registration statement, proxy statement, or other report filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

As previously disclosed, the Company is awaiting a response from the Securities and Exchange Commission (SEC) regarding the appropriate GAAP interpretation of ASC 840-10-25-14, which may impact the Company’s presentation for aircraft leases. Consequently, the consolidated financial statements as of and for the quarter ended September 30, 2011, to be filed with the Company’s Form 10-Q have not been reviewed by an independent public accountant in accordance with Statement of Auditing Standards No. 100, Interim Financial Information (SAS 100). Because such review by the Company’s independent registered public accounting firm has not been performed, the Company’s Form 10-Q filed on November 9, 2011, will be deemed deficient.

In light of the foregoing issues, the Company suspended the use of the Form S-8 Registration Statement that registers shares of the Company’s common stock that are acquired pursuant to the Company’s 401(k) Plan.  As a result, the Company notified its directors and executive officers that the 401(k) Plan will be subject to a “blackout period” during which all 401(k) Plan participants will be unable to direct investments into the Company’s stock fund under the 401(k) Plan.  The blackout period is necessary because the Registration Statement on Form S-8 that registers shares of the Company’s common stock that are acquired in connection with the 401(k) Plan will not be available for use until the Company has timely filed all periodic reports with the SEC.

The blackout period is currently expected to be lifted when the Company has filed the necessary amendments to any of its deficient filings, including amendments to Form 10-Q for the quarter ended September 30, 2011, and Form 8-K/A filed on October 17, 2011. The Company expects to take such actions once it has received guidance from the SEC on the lease accounting issue described above. The Company is unable to predict at this time when it will be able to do so, but based on conversations with the SEC to date, the Company expects to hear from the SEC on or before December 1, 2011, but there are no guarantees that the SEC will issue any guidance on the issue by such date, or at any time.

As a result, pursuant to Regulation BTR, on November 9, 2011, the Company sent notices to its directors and executive officers notifying them that the Company’s blackout period then in effect would be extended and, until notice is provided that such blackout period is terminated, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any of the Company’s common shares or any other equity security of the Company and related derivative securities to the extent that common shares or any other equity security was acquired in connection with employment as an executive officer or services as a director.

This notice regarding the blackout period was provided to executive officers and directors to ensure compliance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the notice sent to the directors and executive officers regarding the blackout period is attached as Exhibit 99.2 to this Form 8-K and is incorporated by reference herein.

Advance notice of the blackout period to our directors and executive officers was not possible due to events that were unforeseeable and circumstances that were beyond the reasonable control of the Company.

Inquiries regarding the blackout period should be directed to Crystal L. Gordon, Vice President and Associate General Counsel, Air Methods Corporation, 7301 South Peoria Street, Englewood, Colorado, 80112; Telephone: (303)792-7400.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description
99.1	Air Methods Corporation Press Release dated November 9, 2011.
99.2	Notice of Imposition of Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date : November 9, 2011	By:	/s/ Sharon J. Keck
Chief Accounting Officer

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